SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a party other than the Registrant [   ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive  Additional Materials
[ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                              TII Industries, Inc.
                              ---------------------
                (Name of Registrant as Specified in Its Charter)

              ----------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required

[   ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

         1) Title of each class of securities to which transaction applies:

         2) Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         4) Proposed maximum aggregate value of transaction:

         5) Total fee paid:

[  ]     Fee paid previously with preliminary materials.

[  ]     Check box if any part of the fee is offset as  provided  by  Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:

         2)       Form, Schedule or Registration Statement No.:

         3)       Filing Party:

         4)       Date Filed:

                              TII INDUSTRIES, INC.

                                1385 Akron Street
                            Copiague, New York 11726
                               ------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD DECEMBER 8, 1998
                               ------------------

To the Stockholders of
TII Industries, Inc.:

         NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Stockholders of TII Industries, Inc., a Delaware corporation (the "Company"), will be held at the Huntington Hilton, 598 Broad Hollow Road, Melville, New York, on Wednesday, December 8, 1998 at 4:00 p.m., New York time, at which the following matters are to be presented for consideration:

         1. The election of three Class I directors to serve until the Annual Meeting of Stockholders to be held in the year 2001 and until their respective successors are elected and qualified;

         2.    A proposal to approve the Company's 1998 Stock Option Plan.

         3. A proposal to approve the issuance, in addition to the up to 1,520,000 shares of Common Stock which the Company has agreed to issue, of all shares of Common Stock which the Company would be entitled to issue upon conversion of the Company's Series C Convertible Preferred Stock;

         4.    A proposal to ratify the  selection  by the Board of Directors of
               Arthur   Andersen  LLP  as  the  Company's   independent   public
               accountants for the fiscal year ending June 25, 1999; and

         5. The transaction of such other business as may properly come before the meeting or any adjournments or postponements thereof.

         The close of business on October 16, 1998 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting and any adjournments or postponements thereof. A list of such stockholders will be open for examination by any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting at the offices of the Company, 1385 Akron Street, Copiague, New York.

                                            By Order of the Board of Directors,

                                                         /s/ Dorothy Roach,
                                                            Secretary
October 26, 1998

         WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE ENCLOSED ENVELOPE IN THE UNITED STATES.

                              TII INDUSTRIES, INC.
                                1385 Akron Street
                            Copiague, New York 11726
                              --------------------

                                 PROXY STATEMENT
                       For Annual Meeting of Stockholders
                         To be Held on December 8, 1998
                            ------------------------

         This Proxy Statement, to be mailed to stockholders of TII Industries, Inc., a Delaware corporation (the "Company"), on or about October 26, 1998, is furnished in connection with the solicitation by the Board of Directors of the Company of proxies in the accompanying form ("Proxy" or "Proxies") to be used at the Annual Meeting of Stockholders of the Company to be held on Wednesday, December 8, 1998 at 4:00 p.m., New York time, and at any adjournments or postponements thereof (the "Meeting"). The Meeting will be held at the Huntington Hilton, 598 Broad Hollow Road, Melville, New York.

         The close of business on October 16, 1998 has been fixed as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Meeting. On the Record Date, there were outstanding 7,667,269 shares of the Company's Common Stock ("Common Stock"). The presence of a majority of all such shares at the Meeting, in person or by proxy, will constitute a quorum for the transaction of business at the Meeting. Each outstanding share of Common Stock on the Record Date is entitled to one vote on all matters to be voted on at the Meeting. A plurality of the votes of shares present in person or represented by proxy at the Meeting and entitled to vote thereon will be required for the election of directors (Proposal 1). The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote will be required to approve the Company's 1998 Stock Option Plan (Proposal 2), to approve the issuance, in addition to the shares which the Company has agreed to issue, of all shares of Common Stock which the Company would be entitled to issue upon conversion of the Company's Series C Convertible Preferred Stock (Proposal 3) and to ratify the selection of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending June 25, 1999 (Proposal 4).

         Proxies properly executed and received in time for the Meeting will be voted in accordance with the specifications made thereon or, in the absence of specification, for all nominees named herein to serve as directors and in favor of each of the other matters proposed in this Proxy Statement by the Board of Directors. The Board of Directors does not intend to bring before the Meeting any matter other than those described above, and has not received notice of and is not aware of any other matters that are to be presented by stockholders for formal action at the Meeting. If, however, any other matters or motions come before the Meeting, it is the intention of the persons named in the accompanying Proxy to vote such Proxy in accordance with their judgment on such matters or motions, including any matters dealing with the conduct of the Meeting. Proxies submitted which contain abstentions or broker non-votes will be deemed present at the Meeting for determining the presence of a quorum. Abstentions are considered shares entitled to vote at the Meeting, while shares subject to broker non-votes with respect to any matter are not considered shares entitled to vote with respect to that matter. Abstentions and broker non-votes will have no effect on the election of directors or the outcome of any of the other proposals set forth in this Proxy Statement. Any Proxy may be revoked by the person giving it at any time prior to the exercise of the powers conferred thereby by a written notice of revocation to Dorothy Roach, Secretary of the Company, 1385 Akron Street, Copiague, New York 11726, by submitting a duly executed proxy bearing a later date at the foregoing address or at the Meeting, or by voting in person at the Meeting.

                          SECURITY HOLDINGS OF CERTAIN
                      STOCKHOLDERS, MANAGEMENT AND NOMINEES

         The following table sets forth information, as of the Record Date, with respect to the beneficial ownership of Common Stock by (i) each person (including any "group", as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) known by the Company to own more than 5% of the outstanding shares of Common Stock, (ii) each director and nominee to serve as a director of the Company, (iii) each executive officer named in the Summary Compensation Table under the caption "Executive Compensation", below, and (iv) all executive officers and directors of the Company as a group. The Company understands that, except as noted below, each beneficial owner has sole voting and investment power with respect to all shares attributable to such owner.


                                                                                      Percent
                                                                  Shares                 of
Beneficial Owner                                                  Owned              Class (1)
----------------                                                  -----              ---------

Alfred J. Roach                                                 891,600 (2)            11.4%
Route 2-Kennedy
Avenue, Guaynabo,
Puerto Rico 00657
Dorothy Roach                                                    60,704 (3)             *
Route 2-Kennedy
Avenue, Guaynabo,
Puerto Rico 00657
Timothy J. Roach                                                681,013 (4)             8.7%
1385 Akron Street
Copiague, NY 11726
C. Bruce Barksdale                                               31,998 (5)             *
James R. Grover, Jr.                                             38,600 (6)             *
Joseph C. Hogan                                                  44,330 (7)             *
William G. Sharwell                                              45,000 (8)             *
Dare P. Johnston                                                 40,000 (9)             *
James A. Roach                                                   50,488 (10)            *
George S. Katsarakes                                                  0                 *
All executive officers and                                    1,931,733 (11)           23.3 %
directors as a group
(12 persons)
----------------

(1) Asterisk indicates that the percentage is less than one percent. Percent of Class assumes the issuance of the Common Stock issuable upon the exercise of options (to the extent exercisable on or within 60 days after the Record Date) held by such persons but (except for the calculation of beneficial ownership by all executive officers and directors as a group) by no other person or entity.

(2) Includes 180,360 shares subject to options held under the Company's Stock Option Plans. Excludes the shares owned by Mr. Roach's wife, Dorothy Roach, reflected below in this table, as to which shares Mr. Roach disclaims beneficial ownership.

(3) Includes 8,960 shares subject to options held under the Company's Stock Option Plans. Excludes the shares owned by Mrs. Roach's husband, Alfred
         J. Roach, reflected above in this table, as to which shares Mrs. Roach disclaims beneficial ownership.

(4) Includes 968 shares owned by Mr. Roach's wife (who has sole voting and dispositive power with respect to the shares owned by her and as to which Mr. Roach disclaims beneficial ownership) and 170,000 shares subject to options held under the Company's Stock Option Plans.

(5) Includes 78 shares owned by Mr. Barksdale's children and 24,000 shares subject to options held under the Company's Stock Option Plans.

(6) Includes 35,000 shares subject to options held under the Company's Stock Option Plans.

(7) Includes 44,250 shares subject to options held under the Company's Stock Option Plans.

(8) Represents 44,400 shares subject to options held under the Company's Stock Option Plans.

(9) Represents 40,000 shares subject to options held under the Company's Stock Option Plans.

(10) Includes 1,000 shares owned by Mr. Roach's wife (who has sole voting and dispositive power with respect to the shares owned by her and as to which Mr. Roach disclaims beneficial ownership) and 32,000 shares subject to options held under the Company's Stock Option Plans.

(11)     Includes 621,970 shares subject to options.

                                   PROPOSAL 1.

                              ELECTION OF DIRECTORS

         The Company's Restated Certificate of Incorporation and By-Laws provide that the Board of Directors shall be divided into three classes, designated Class I, Class II and Class III. These classes are to be as nearly equal in number as the then total number of directors constituting the entire Board of Directors permits, with each class to include not less than two directors.

         The Company's Board of Directors presently consists of seven directors divided into three classes. The term of office of Class I directors continues until the Meeting, the term of office of Class II directors continues until the next succeeding annual meeting of stockholders and the term of office of Class
III directors continues until the second succeeding annual meeting of stockholders, and, in each case, until their respective successors are elected and qualified. At each annual meeting directors are chosen to succeed those in the class whose term expires at that meeting.

         The terms of C. Bruce Barksdale, Dr. Joseph C. Hogan and William G. Sharwell, the present Class I directors, each of whom was previously elected by stockholders, will expire at the Meeting. At the Meeting, holders of Common Stock will elect three Class I directors to serve until the Annual Meeting of Stockholders to be held in the year 2001 and until their respective successors are elected and qualified. Unless otherwise directed, the persons named in the enclosed Proxy intend to cast all votes pursuant to Proxies received for the election of C. Bruce Barksdale, Dr. Joseph C. Hogan and William G. Sharwell (the "nominees") to serve as Class I directors.

         In the event that either of the nominees should become unavailable or unable to serve for any reason, the holders of Proxies have discretionary authority to vote for one or more alternate nominees who will be designated by the Board of Directors. The Company believes that each of the nominees are available to serve as directors.

Background of Nominees

         Class I Directors

         C. Bruce Barksdale, 67, has been a Vice President of the Company since August 1971, serving as Senior Vice President (responsible for customer and product development) since October 1993, and a director of the Company since 1974. Mr. Barksdale holds a Bachelor of Science degree in Electrical Engineering from the University of South Carolina.

         Dr. Joseph C. Hogan, 76, has been a director of the Company since January 1974. Dr. Hogan served as Dean of the College of Engineering of the University of Notre Dame from 1967 to 1981, following which he performed various services for the University of Notre Dame until 1985, where he remains Dean Emeritus. From 1985 until his retirement in 1987, Dr. Hogan was a Director of Engineering Research and Resource Development at Georgia Institute of Technology. He is past President of the American Society of Engineering Education. Dr. Hogan is a director of American Biogenetic Sciences, Inc. ("ABS").

         William G. Sharwell, 76, has been as a director of the Company since October 1995. Mr. Sharwell was President of Pace University in New York from 1984 until his retirement in 1990. He was Senior Vice President of American Telephone & Telegraph Company (now AT&T Corporation) between 1976 and 1984, and previously served as Executive Vice President of Operations of New York Telephone Company (now Bell

Atlantic Corporation). Mr. Sharwell serves as an independent general partner of Equitable Capital Partners, L.P. and Equitable Capital Partners (Retirement
Fund), L.P., registered investment companies under the Investment Company Act of 1940. He is also a director of ABS.

         Class II Directors

         James R. Grover, Jr., 79, has been a director of the Company since 1978. Mr. Grover has been engaged in the private practice of law in the State of New York since 1974 and has been General Counsel to the Company since 1977.

         Dorothy Roach, 75, has been Secretary of the Company since 1971, served as Treasurer of the Company from 1979 to December 1993 and, except for a brief period, has been a director of the Company since 1964.

         Class III Directors

         Alfred J. Roach, 83, has served as Chairman of the Board of Directors and a director of the Company and its predecessor since its founding in 1964 and was Chief Executive Officer of the Company from the Company's founding until January 1995. Since September 1983, Mr. Roach has also served as Chairman of the Board of Directors of ABS, a biotechnology research company. Mr. Roach devotes a majority of his time to the affairs of ABS.

         Timothy J. Roach, 51, has served the Company in various capacities since December 1973. He has been President of the Company since July 1980, Vice Chairman of the Board since October 1993, Chief Executive Officer since January 1995 and a director since January 1978. Mr. Roach also served as Chief Operating Officer of the Company from May 1987 until January 1998. Mr. Roach was a Captain in the United States Air Force for four years prior to joining the Company and is a graduate of Harvard University's Business School Program for Management Development. Mr. Roach has also served as Treasurer, Secretary and a director of ABS since September 1983. Mr. Roach devotes substantially all of his time to the affairs of the Company.

         Alfred J. Roach and Dorothy Roach are married and the parents of Timothy J. Roach. There are no other family relationships among the Company's directors.

The Board of Directors and Committees of the Board

         During the Company's fiscal year ended June 26, 1998, the Company's Board of Directors held thirteen meetings. In addition, during that fiscal year, the Board acted by unanimous consent on eight occasions following informal discussions.

         The Board of Directors has Audit and Compensation Committees. The Board does not have a standing nominating committee or committee performing a similar function.

         The principal functions of the Audit Committee are to nominate independent auditors for appointment by the Board; meet with the independent auditors to review and approve the scope of their audit engagement and the fees related to such work; meet with the Company's financial management and independent auditors to review matters relating to internal accounting controls, the Company's accounting practices and procedures and other matters relating to the financial condition of the Company; and report to the Board periodically with respect to such matters. The members of the Audit Committee are James R. Grover, Jr., Joseph C. Hogan and William G. Sharwell. The Audit Committee met on one occasion during the Company's fiscal year ended June 26, 1998.

         The Compensation Committee is authorized to consider and recommend to the Board of Directors salaries, bonuses and other compensation arrangements with respect to the executive officers of the Company; grant options under, and administer, the Company's present and future employee stock option plans; examine, administer and make recommendations to the full Board of Directors with respect to other employee benefit plans and arrangements of the Company and its subsidiaries; and report to the Board periodically with respect to such matters. The present members of the Compensation Committee are Joseph C. Hogan and William G. Sharwell. While the Compensation Committee held no formal meeting, it acted by unanimous consent on four occasions following informal discussions during the Company's fiscal year ended June 26, 1998.

         During the Company's fiscal year ended June 26, 1998, each director attended at least 75% of the aggregate number of Board of Directors meetings and meetings of all committees on which such director served that were held during the year.

Required Vote

         A plurality of the votes cast by the shares present in person or represented by proxy at the Meeting and entitled to vote for the election of directors will elect directors.

         The Board of Directors recommends that stockholders vote FOR each of C. Bruce Barksdale, Dr. Joseph C. Hogan and William G. Sharwell to serve as Class I directors.

                               EXECUTIVE OFFICERS

         In addition to Alfred J. Roach, Timothy J. Roach, C. Bruce Barksdale and Dorothy Roach, the following are also executive officers of the Company:

         Virginia M. Hall, 45, has served the Company in various capacities since February 1976, serving as Vice President-Administration since December 1993 and Vice President-Contract Administration from September 1990 until December 1993.

         Dare P. Johnston, 57, has been Vice President - Fiber Optic Operations since December 1993. Ms. Johnston joined the Company in September 1993 with the Company's acquisition of Ditel, Inc. (now TII-Ditel, Inc.), a designer, manufacturer and supplier of fiber optic products. Prior to joining the Company, Ms. Johnston served in various capacities with Ditel, Inc. since January 1989, serving as President since September 1990. Prior to joining Ditel, Inc., Ms. Johnston was employed by NCNB National Bank of North Carolina since 1973, where she served as Senior Vice President since October 1983. Ms. Johnston holds a Bachelor of Arts degree in English from Duke University.

         George S. Katsarakes, 60, has been Executive Vice President and Chief Operating Officer of the Company since January 1998. From January, 1994 until he joined the Company, Mr. Katsarakes held senior- level positions, most recently, Executive Vice President of Eagle Manufacturing Company, Inc., a manufacturer of high-tech electrical wiring devices. From December 1978 until January 1994, Mr. Katsarakes held several general management and plant management positions with Pratt & Whitney and Otis Elevator Company, subsidiaries of United Technologies Corporation, a provider of a broad range of products to the commercial and defense industries. Mr. Katsarakes holds an industrial/mechanical engineering degree from Northeastern University and a Masters of Business Administration degree from Harvard Business School.

         James A. Roach, 45, has served the Company in various capacities since January 1982, serving as Vice President-Marketing and Sales since July 1987.

         Paul G. Sebetic, 34, has been Vice President-Finance and Chief Financial Officer of the Company since October 1996. Mr. Sebetic joined the Company in April 1996 as Corporate Controller. From November 1992 until joining the Company, Mr. Sebetic held various financial management positions with V Band Corporation, a telecommunications equipment manufacturer, serving as Controller since August 1995. From February 1991 through August 1992, Mr. Sebetic was the Financial Controller of the European operations of MacDermid Inc., a specialty chemical manufacturer. Mr. Sebetic is a Certified Public Accountant and holds a Masters of Business Administration degree in Finance from New York University.

         Alfred J. Roach and Dorothy Roach are married. Timothy J. Roach is their son and James A. Roach is their nephew. There are no other family relationships among the Company's directors and executive officers.

         Officers hold office until their successors are chosen and qualified. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board. See "Executive Compensation - Employment Agreements" for information concerning the Company's Employment Agreements with Timothy J. Roach, Dare P. Johnston, George S. Katsarakes and James A. Roach.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

         The following table sets forth, for the Company's three fiscal years ended June 26, 1998, information concerning the compensation paid by the Company to Timothy J. Roach, who served as the Company's Chief Executive Officer during all of fiscal 1998, and each of the four other most highly compensated persons who were serving as executive officers of the Company at the end of fiscal 1998 (the "Named Executive Officers"):

                                                                                           Long-Term
                                                                                          Compensation
                                                             Annual Compensation             Award
Name and                                                                                     Stock                 All Other
Principal Position                  Year              Salary               Bonus          Options (#)            Compensation
------------------                  ----              ------               -----          ------------           ------------

Timothy J. Roach                    1998            $243,654             $    --              100,000               $7,877(1)
    Chief Executive                 1997             193,985               6,976               50,000                7,521
    Officer                         1996             171,618                  --                   --                7,586

Alfred J. Roach                     1998             150,000                 200 (2)           60,000                   --
   Chairman of the Board            1997             150,000                 200 (2)           50,000                   --
                                    1996             150,000                 200 (2)               --                   --


Dare P. Johnston                    1998             139,000                  --               25,000                   --
   Vice President -                 1997             129,825               4,017                   --                   --
   Fiber Optics                     1996             120,779                  --               10,000                   --
   Operations

James A. Roach                      1998             130,738                  --               25,000                   --
   Vice President -                 1997             111,564              44,209 (3)               --                   --
    Marketing and Sales             1996             106,440              24,347 (3)           10,000                   --


George S. Katsarakes                1998              95,192 (4)          24,000              100,000                   --
   Executive Vice
   President



(1) Includes (i) $1,264 representing the dollar value to Mr. Roach of the portion of the premium paid by the Company on split dollar life insurance policy during such year with respect to the deemed term life insurance portion of the premiums and (ii) $6,613, representing the annual premium paid by the Company on long-term disability insurance maintained by the Company for the benefit of Mr. Roach.

(2)      Required to be paid under Puerto Rico law.

(3)      Commissions based on sales.

(4)      Mr. Katsarakes joined the Company in January 1998.

Option Grants in Last Fiscal Year

         The following table contains information concerning options granted during the Company's fiscal year ended June 26, 1998 to the Named Executive
Officers:


                                                                                             Potential Realizable
                             Number of       Percent of                                      Value at Assumed
                             Securities    Total Options                                    Annual Rates of Stock
                             Underlying      Granted to       Exercise                      Price Appreciation For
                              Options       Employees in     Price Per     Expiration           Option Term (2)
Name                          Granted     Fiscal Year (1)      Share       Date            ------------------------
----                         ---------    ---------------    ---------     -----------
                                                                                                 5%            10%

Alfred J. Roach                60,000              7.3%        $4.38          12/29/2007       $165,085      $418,357
Timothy J. Roach              100,000             12.1%        $4.38          12/29/2007       $275,141      $697,262
Dare P. Johnston               25,000              3.0%        $4.38          12/29/2007      $0068,785      $174,316
James A. Roach                 25,000              3.0%        $4.38          12/29/2007      $0068,785      $174,316
George S. Katsarakes          100,000             12.1%        $5.88           1/20/2007       $369,476      $936,324

         (1) Each option was granted at an exercise price equal to the market value of the Company's Common Stock on the date of grant and is exercisable during a ten year term (subject to early termination in certain instances). The options vest in five equal annual installments commencing one year after the date of grant.

         (2) These are hypothetical values using assumed compound growth rates prescribed by the Securities and Exchange Commission and are not intended to forecast possible future appreciation, if any, in the market price of the Company's Common Stock.

Aggregate Option Exercises and Fiscal Year-End Option Value Table

         The following table contains information with respect to (i) options exercised by the Named Executive Officers during the Company's fiscal year ended June 26, 1998 and (ii) the fiscal year-end value of unexercised options held by such officers:


                                                                         Number of           Value of Unexercised
                                                                    Unexercised Options      In-the-Money Options
                                                                     Held Fiscal Year-          Held at Fiscal
                                                                    nd (#) (Exercisable/         Year-End ($)
                              Shares Acquired         Value            Unexercisable)            (Exercisable/
Name                          on Exercise (#)     Realized($)(1)   E                          Unexercisable) (2)
----
                            -------------------  ----------------  ----------------------   -----------------------
Alfred J. Roach                     --              $   --         170,360/180,000           $93,968/$28,820
Timothy J. Roach                   7,725            18,675         162,275/220,000           $56,106/ 41,340
Dare P. Johnston                    --                  --          36,000/ 39,000               756/  8,329
James A. Roach                     5,000            14,695          26,000/ 39,000               756/  8,329
George S. Katsarakes                --                  --              --/100,000              --  /   --

(1) Represents the number of underlying shares of Common Stock multiplied by the closing price per share of Common Stock on the date of exercise of the option less the exercise price of the option.

(2) Represents the number of underlying shares of Common Stock multiplied by the difference between the closing price of the Common Stock at fiscal year-end and the option exercise price.

Remuneration of Directors

         Non-employee directors receive a fee of $1,000 for each meeting of the Board attended in person and members of Committees of the Board receive a fee of $500 for meetings attended of the Committee of the Board on which such director serves. Non-employee directors are also granted options to purchase 10,000 shares of the Company's Common Stock under the Company's 1994 Non-Employee Director Stock Option Plan at the time such person becomes a non-employee director and immediately following each annual meeting of stockholders at which directors are elected. Each option granted is exercisable for period of ten years (subject to earlier termination at specified times following a non-employee director's cessation of service) at an exercise price equal to 100% of the fair market value on the date of grant of the shares subject thereto.

Employment Agreements

         The Company and Timothy J. Roach are parties to an Amended and Restated Employment Agreement, effective as of August 1, 1997, pursuant to which Mr. Roach is serving as the Company's President and Chief Executive Officer. The Agreement replaced Mr. Roach's former Employment Agreement, which expired on July 31, 1997. The Amended and Restated Employment Agreement provides for a five-year term presently ending July 31, 2003, with automatic one-year extensions on each July 31 during the term unless either party gives notice of termination at least 90 days prior to such July 31. Under the Agreement, Mr. Roach is presently entitled to an annual salary of $250,000 per year, subject to increases and bonuses at the discretion of the Board of Directors. In addition, the Agreement requires the Company to provide Mr. Roach with an allowance, not to exceed 20% of his then salary, to reimburse him for the cost of maintaining a secondary residence in Puerto Rico, where the Company maintains its principal manufacturing facilities. The Company also is to continue to maintain insurance benefits provided Mr. Roach at levels and terms no less favorable than are currently in effect. Mr. Roach has agreed, among other things, not to disclose confidential information of the Company and not to directly or indirectly engage, during the term of the agreement and for two years thereafter, in any activity which is competitive with the Company's business. In consideration for such covenant, Mr. Roach is to receive, for each year during the two-year period following termination of his employment, an amount equal to his highest salary rate in effect at any time during the one-year period preceding the date of such termination unless Mr. Roach's employment is terminated by reason of his death, voluntary termination other than for "good reason" (in general, adverse changes in his powers, duties, position or compensation or certain changes in the location where his duties are to be performed), disability or for cause and he is not capable of providing day-to-day services to a competitor. In the event of termination of employment by reason of death or disability, Mr. Roach or his beneficiary is entitled to receive a continuation of his compensation for a period of one year and two years, respectively. In the event Mr. Roach terminates his employment for "good reason," the Company will also be required to pay him a sum equal to three times the amount of his highest annual salary and highest bonus for the current or two preceding fiscal years, subject to reduction as to any amount that would constitute a "parachute payment" under the Internal Revenue Code of 1986, as amended, to the maximum amount that would not constitute such a "parachute payment." In the event of the termination of Mr. Roach's employment other than for cause, all outstanding stock options then held by Mr. Roach shall fully vest.

         Dare P. Johnston is a party to an Employment Agreement, dated September 23, 1993, with the Company's subsidiary, TII-Ditel Inc., under which Ms. Johnston is to serve as President/General Manager of the Ditel Fiber Optic Division of the Company. The Agreement, as amended, provides for a term expiring April 30, 2000. Under the Agreement, Ms. Johnston's current annual salary is $145,000 per annum, subject to review at the end of each year of employment, with Ms. Johnston to receive a salary increase of up to 10% per year but not less than the percentage increase of a consumer price index. In the event of the termination of Ms. Johnston's employment by the Company other than for cause, death, disability or by Ms. Johnston following a reduction in rank or authority, Ms. Johnston will be entitled to receive all compensation that she would have received for the remaining term of her Agreement, but not less than six months' compensation, in a lump sum, and all outstanding options then held by Ms. Johnston shall fully vest. Ms. Johnston has agreed not to disclose confidential information of the Company during or after her employment and that, during the term of her employment and, for a period of two years thereafter, not to directly or indirectly engage in certain activities which are competitive to the Company.

         James A. Roach is a party to an Employment Agreement, dated January 21, 1998, with the Company under which Mr. Roach is serving as Vice President-Sales. The Agreement provides for a term expiring January 20, 2001. Under the Agreement, Mr. Roach's salary is presently $131,700 and is subject to review at the end of each year of employment. In addition, the Agreement requires the Company to provide Mr. Roach with an allowance, not to exceed 20% of his then salary to reimburse him for the cost of maintaining a secondary residence in Puerto Rico, where the Company maintains its principal manufacturing facilities. In the event of the termination of Mr. Roach 's employment by the Company, other than for cause, death, disability or by Mr. Roach following a reduction in rank or authority, Mr. Roach will be entitled to receive all compensation that he would have received for the remaining term of his Agreement, but not less than six months' compensation, in a lump sum, and all outstanding options held by Mr. Roach shall fully vest. Mr. Roach has agreed not to disclose confidential information of the Company during or after his employment and that, during the term of his employment and, for a period of two years thereafter, not to directly or indirectly engage in certain activities which are competitive to the Company.

         George S. Katsarakes is a party to an Employment Agreement, dated March 9, 1998, with the Company under which Mr. Katsarakes is serving as Executive Vice President. The Agreement provides for a term expiring March 8, 2001. Under the Agreement, Mr. Katsarakes's salary is presently $225,000 and is subject to review at the end of each year of employment, with Mr. Katsarakes to receive a salary increase of up to 10% per year but not less that the increase in a consumer price index. In the event of the termination of Mr. Katsarakes's employment by the Company, other than for cause, death, disability or by Mr. Katsarakes following a reduction in rank or authority, Mr. Katsarakes will be entitled to receive all compensation that he would have received for the remaining term of his Agreement, but not less than six months' compensation, in a lump sum, and all outstanding options held by Mr. Katsarakes shall fully vest. Mr. Katsarakes has agreed not to disclose confidential information of the Company during or after his employment and that, during the term of his employment and, for a period of two years thereafter, not to directly or indirectly engage in certain activities which are competitive to the Company.

Compensation Committee Interlocks and Insider Participation


Report of Board of Directors and Compensation Committee
Concerning Executive Compensation

         The following report is submitted by the Compensation Committee of the Board of Directors which, among other things, considers and recommends to the Board of Directors salaries, bonuses and other compensation arrangements with respect to the Company's executive officers. While both the full Board of Directors and the Compensation Committee have authority with respect to granting stock options under the Company's 1995 Stock Option Plan, all options granted under that plan during the Company's fiscal year ended June 26, 1998 were granted by the Compensation Committee.

         The Compensation Committee has viewed salaries for the Company's executive officers as a means of providing basic compensation at levels sufficient to attract and retain qualified executives. Levels of base salary have been determined, on a subjective basis, in light of the executive's level of responsibility, performance and expertise, as well as prevailing economic conditions, the Company's performance, competitive factors and contractual obligations.

         Bonuses, if awarded, have been to provide short-term incentive and to reward the executive's personal performance and contribution to the Company's recent overall performance or as an inducement to join the Company. Performance bonuses have been determined by reference to specific pre-established performance targets, on a subjective basis by examining the executive's achievements, or, at times, pursuant to agreements entered into as an inducement for an executive to join the Company. During fiscal 1998, no performance bonuses were granted. A bonus was paid to George S. Katsarakes as an inducement to him to join the Company as Chief Operating Officer.

         The Compensation Committee has considered options a useful means of enabling the Company to provide long-term incentive to executives in a manner that enables the Company to conserve cash for operations and growth while tying the executive's interest to the interests of stockholders through stock ownership and potential stock ownership. Option grants have been made, based upon the executive's performance and expected contribution to the long-term goals of the Company. See "Approval of the Company's 1998 Stock Option Plan," below, for information concerning offers made and proposed to be made to the holders of all employee options (including those held by executive officers) to substitute new options, with an exercise price based on the current market price of the Company's Common Stock, a new term and an increased vesting schedule, for existing options.

         In negotiating the terms of a new Employment Agreement with Timothy J. Roach, the Company's Chief Executive Officer (which agreement replaced a prior agreement that expired on July 31, 1997), the Committee requested that a provision contained in Mr. Roach's former Employment Agreement that guaranteed Mr. Roach a minimum 10% annual salary increase be deleted and that any salary increases during the term of his Amended and Restated Employment Agreement, as well as any bonuses, be at the discretion of the Committee. In connection therewith, and in light of Mr. Roach's leadership, efforts and commitment to the Company, the Committee determined to increase Mr. Roach's base salary from $195,000 to $250,000 in August 1997. In December 1997, the Committee, in reviewing employee stock options in general, granted Mr. Roach an option to purchase 100,000 shares of the Company's Common Stock. See "--Employment Agreements," above, for a description of Mr. Roach's Amended and Restated Employment Agreement.

         Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)"), precludes a public company from taking a Federal income tax deduction for annual compensation paid to its chief executive officer or any of its four other most highly compensated executive officers in excess of $1,000,000 for any such person. Certain "performance based compensation" is excluded from the deduction limitation. Cash compensation being paid by the Company does not, and is not expected to, reach the threshold at which the deduction limitation would be imposed. The Company's stock option plans have been structured in a manner designed to enable any amounts which may be deemed compensation as a result of the exercise of stock options to be excluded from the deduction limitation. Accordingly, Section 162(m) is not expected to affect the Company's ability to deduct items treated as compensation for Federal income tax purposes.

Respectfully submitted,

Joseph C. Hogan
William G. Sharwell

Performance Graph

         The following graph compares the cumulative return to holders of the Company's Common Stock for the five years ended June 26, 1998 with (i) the Nasdaq Stock Market-US Index (the Company's Common Stock has been quoted on the Nasdaq National Market System since August 3, 1994 prior to which it was traded on the American Stock Exchange) and (ii) the Nasdaq Telecommunications Index. The comparison assumes $100 was invested on June 30, 1993 in the Company's Common Stock and in each of the comparison groups and assumes reinvestment of dividends (the Company paid no dividends during the periods):

[GRAPHIC OMITTED]



                                         6/93           6/94           6/95          6/96           6/97          6/98
TII Industries Inc.                      $100           $149           $144          $147           $125          $101
Nasdaq Stock Market-US Index             $100           $101           $135          $173           $210          $278
Nasdaq Telecommunications Index          $100           $100           $115          $143           $158          $270


                                    CERTAIN TRANSACTIONS

         Since fiscal 1982, the Company has leased equipment from PRC Leasing, Inc. ("PRC"), a corporation wholly-owned by Alfred J. Roach, Chairman of the Board of Directors and a director of the Company. On July 18, 1991, as an inducement to the Company's then bank lenders to restructure the Company's long-term bank loan, among other things, the Company acquired certain equipment and replaced its leases for other equipment with a new lease. The equipment lease (as subsequently amended, the "Equipment Lease") has a term expiring July 17, 1999 (subject to an automatic extension until July 17, 2001, unless terminated by either party upon at least ninety days written notice prior to the scheduled renewal period) and provides for rentals at the rate of $200,000 per year. The Company believes that the rentals charged by PRC are comparable to the rentals which would have been charged by unrelated leasing companies for similar equipment.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who beneficially own more than 10% of the Company's Common Stock, to timely file initial statements of stock ownership and statements of changes of beneficial ownership with the Securities and Exchange Commission and furnish copies of those statements to the Company. Based solely on a review of the copies of the statements furnished to the Company to date, or written representations that no statements were required, the Company believes that all statements required to be filed by such persons with respect to the Company's fiscal year ended June 27, 1997 were timely filed.


                                   PROPOSAL 2

                APPROVAL OF THE COMPANY'S 1998 STOCK OPTION PLAN

         The Compensation Committee and the full Board of Directors of the Company consider options a useful means of enabling the Company to provide long-term incentive to optionees in a manner that enables the Company to conserve cash for operations and growth while tying the optionee's interest to the interests of stockholders through stock ownership and potential stock ownership.

         Presently, there are outstanding options to purchase 23,440 shares of Common Stock under the Company's 1983 Stock Option Incentive Plan (the "1983 Plan"), 916,261 shares under the Company's 1986 Stock Option Plan (the "1986 Plan") and 1,196,300 shares under the Company's 1995 Stock Option Plan (the "1995 Plan"). No further options may be granted under the 1983 Plan or the 1986 Plan and options to purchase 46,500 shares (together with any shares subject to options which become available for future grant in the event of any expiration, cancellation or termination of unexercised options) remain available for future grant under the 1995 Plan. See "Executive Compensation--Remuneration of Directors" for information concerning the Company's 1994 Non-Employee Stock Option Plan under which options to purchase 105,000 shares of Common Stock are presently outstanding.

         While all outstanding (and exercised) options under each of those plans were granted at exercise prices at least equal to 100% of the market value of the Company's Common Stock on the date of grant, the exercise prices of many of the options are presently well in excess of the current market value of the Company's Common Stock. As a result, the Compensation Committee and the Board of Directors believe that presently outstanding options are not providing the intended incentive.

         Accordingly, the Board has determined that it is in the best interests of the Company to offer all optionees (other than holders of options granted under the Company's 1994 Non-Employee Director Stock Option Plan) the ability to modify their existing options to reduce the exercise price thereof to an amount equal to at least 100% of the market value of the Company's Common Stock on the date of the Board's extension of the offer and begin a new ten-year term in exchange for a new vesting schedule pursuant to which the options would vest in five equal annual installments commencing one year after the date of the Board's extension of the offer.

         To implement its determination, (a) on October 8, 1998, the Board extended an offer, in accordance with the terms of the 1995 Plan, to each person holding options under that plan to amend the optionee's existing options under the 1995 Plan to provide for an exercise price equal to $1.563 per share of Common Stock, the average of the high and low sales prices per share of Common Stock on such date, and a ten-year term beginning October 8, 1998, but with a vesting schedule such that the option could be exercised at the rate of 20% per annum of the number of shares subject to the option beginning October 8, 1999; and (b) adopted, subject to stockholder approval, the Company's 1998 Stock Option Plan (the "1998 Plan"), described below, under which holders of options outstanding under the 1983 Plan and 1986 Plan (which plans do not permit the grant of options or a similar option modifications) would be extended an offer to exchange their existing options for new options with an exercise price to be equal to the average of the high and low sales prices per share of Common Stock on the date of the new grant by the Board, which is expected to occur on the date of the Meeting if stockholders approve the 1998 Plan, with a ten-year term commencing on such date and the vesting schedule described above. The 1998 Plan also includes additional shares of Common Stock available for future grant.

         Except therefor, no options granted to executive officers have ever been amended or substituted by the Company in a manner which reduced the option exercise price. The following table sets forth information concerning options granted to the Named Executive Officers under the 1995 Plan which have been, and options proposed to be granted to them under the 1983 Plan and 1986 Plan, in the manner described above:


                                                                                                                     Length of
                                                                                                                  Original Option
                                                                                                                       Term
                                                        Number of        Fair Market      Exercise       New       Remaining at
                                         Year of       Underlying     Value at Time of    Price of    Exercise        Date of
Name                         Date      Option Plan       Shares           Amendment      Old Option     Price      Amendment (1)
----                         ----      -----------       ------           ---------      ----------     -----      -------------

Timothy J. Roach           1//9/92           1986           30,000            $ (2)           $3.13      $ (2)             3.1
Timothy J. Roach           9/14/94           1986          100,000              (2)            4.63        (2)             5.8
Timothy J. Roach           5/15/95           1986          100,000              (2)            5.13        (2)             6.4
Timothy J. Roach           7/25/96           1995           50,000             1.56            4.50       1.56             7.8
Timothy J. Roach          12/30/97           1995          100,000             1.56            4.38       1.56             9.2
Alfred J. Roach           11/14/89           1986           40,360              (2)            2.50        (2)              .9
Alfred J. Roach            9/14/95           1986          100,000              (2)            4.63        (2)             5.8
Alfred J. Roach            5/15/96           1986          100,000              (2)            5.13        (2)             6.4
Alfred J. Roach            7/25/96           1995           50,000             1.56            4.50       1.56             7.8
Alfred J. Roach           12/30/97           1995           60,000             1.56            4.38       1.56             9.2
Dare P. Johnston           9/23/93           1986           20,000              (2)            6.25        (2)             4.8
Dare P. Johnston           9/14/94           1986           20,000              (2)            4.63        (2)             5.8
Dare P. Johnston          12/18/95           1986           10,000              (2)            7.50        (2)             7.0
Dare P. Johnston          12/30/97           1995           25,000             1.56            4.38       1.56             9.2
James A. Roach             9/21/93           1986           10,000              (2)            6.09        (2)             4.8
James A. Roach             9/14/94           1986           20,000              (2)            4.63        (2)             5.8
James A. Roach              7/3/85           1986           10,000              (2)            6.75        (2)             6.6
James A. Roach            12/30/97           1995           25,000             1.56            4.38       1.56             9.2
George S. Katsarakes       1/21/98           1995          100,000             1.56            5.88       1.56             9.3
------------------

(1)      In years and tenths of a year.

(2) To be the average of the high and low sales prices of the Company's Common Stock on the date of grant, which is expected to occur on the date of the Meeting.

                  Approval of adoption of the 1998 Plan is required in order for the Board to implement its determination with respect to options granted under the 1983 and 1986 Plans, but is not a condition to implementation of its determination with respect to options granted under the 1995 Plan.

         The  following  is a summary of certain  material  features of the 1998
Plan.

Shares Subject to the Option Plan and Eligibility

         The 1998 Plan authorizes the grant of options to purchase a maximum of 1,500,000 shares of the Company's Common Stock (subject to adjustment as described below) to employees and directors of, and consultants to, the Company or any of its subsidiaries. Upon expiration, cancellation or termination of unexercised options, the shares of the Company's Common Stock subject to such options will again be available for the grant of options under the 1998 Plan.

Type of Options

         Options granted under the 1998 Plan may either be incentive stock options ("ISOs"), within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonqualified stock options which do not qualify as ISOs ("NQSOs"). ISOs, however, may only be granted to employees.

Administration

         The 1998 Plan is to be administered by the Board of Directors or a committee of the Company's Board of Directors consisting of not less than two members of the Board, each of whom is to be a "non-employee director" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Those administering the 1998 Plan are referred to as the "Administrators."

         Among other things, the Administrators are empowered to determine, within the express limits contained in the 1998 Plan, the employees, consultants and directors to be granted options, whether an option granted to an employee is to be an ISO or a NQSO, the number of shares of Common Stock to be subject to each option, the exercise price of each option, the term of each option, the date each option shall become exercisable as well as any terms, conditions or installments relating to the exercisability of each option, whether to accelerate the date of exercise of any option or installment and the form of payment of the exercise price, to construe each stock option contract between the Company and an optionee and, with the consent of the optionee, to cancel or modify an option. The Administrators are also authorized to prescribe, amend and rescind rules and regulations relating to the 1998 Plan and make all other determinations necessary or advisable for administering the 1998 Plan.

Terms and Conditions of Options

         Options granted under the 1998 Plan are subject to, among other things, the following terms and conditions:

         (a) The exercise price of each option is determined by the Administrators; provided, however, that the exercise price of an ISO may not be less than the fair market value of the Company's Common Stock on the date of grant (110% of such fair market value if the optionee owns, or is deemed to own, more than 10% of the voting power of the Company).

         (b) Options may be granted for terms established by the Administrators; provided, however, that the term of an ISO may not exceed ten years (five years if the optionee owns, or is deemed to own, more than 10% of the voting power of the Company).

         (c) The maximum number of shares of the Company's Common Stock for which options may be granted to an employee in any calendar year is 250,000. In addition, the aggregate fair market value of shares with respect to which ISOs may be granted to an employee which are exercisable for the first time during any calendar year may not exceed $100,000.

         (d) The exercise price of each option is payable in full upon exercise or, if the Administrators permit, in installments. Payment of the exercise price of an option may be made in cash, or, if the Administrators permit, in shares of the Company's Common Stock or any combination thereof.

         (e) Options may not be transferred other than by will or by the laws of descent and distribution, and may be exercised during the optionee's lifetime only by the optionee.

         (f) Except as may otherwise be determined by the Administrators, if the optionee's relationship with the Company as an employee, director or consultant is terminated for any reason other than death or disability, the option may be exercised, to the extent exercisable at the time of termination of such relationship at any time, within three months thereafter, but in no event after the expiration of the term of the option; provided, however, that if the relationship is terminated either for cause or without the consent of the Company, the option will terminate immediately. Except as may be provided in the option contract related to the option, an option is not affected by a change in the status of an optionee so long as the optionee continues to be an employee or director of, or a consultant to, the Company. In the case of the death of an optionee while an employee, director or consultant (or, generally, within three months after termination of such relationship, or within one year after termination of such relationship by reason of disability), except as otherwise provided in the optionee's option contract, the optionee's legal representative or beneficiary may exercise the option, to the extent exercisable on the date of death, at any time within one year after such date, but in no event after the expiration of the term of the option. An optionee whose relationship with the Company is terminated by reason of disability may (except as otherwise provided in the optionee's option contract) exercise the option, to the extent exercisable at the effective date of such termination, at any time within one year thereafter, but not after the expiration of the term of the option.

         (g) The Company may withhold cash and/or, with the consent of the Administrators, shares of the Company's Common Stock having an aggregate value equal to the amount which the Company determines is necessary to meet its obligations to withhold any federal, state and/or local taxes or other amounts incurred by reason of the grant or exercise or vesting of an option or the disposition of shares acquired upon the exercise of the option. Alternatively, the Company may require the optionee to pay the Company such amount in cash promptly upon demand.

Adjustment in Event of Capital Changes

         Appropriate adjustments are to be made in the number and kind of shares available under the 1998 Plan, in the number and kind of shares subject to the 1998 Plan and each outstanding option and in the exercise prices of outstanding options, as well as the limitation on the number of shares that may be granted to any employee in any calendar year, in the event of any change in the Company's Common Stock by reason of any stock dividend, split-up, combination, reclassification, recapitalization, merger in which the Company is the surviving corporation, spin-off, exchange of shares or the like. In the event of (a) the liquidation or dissolution of the Company or (b) a transaction (or series of related transactions) that is approved by a majority of the Company's Board of Directors as elected by stockholders prior to the first of such transactions (including, without limitation, a merger, consolidation, sale of stock by the Company or its stockholders, tender offer or sale of assets) in which the voting power (in the election of directors generally) of the Company's voting securities outstanding immediately prior to such transaction ceases to represent (which representation may be by voting securities of the Company remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting power (in the election of directors generally) of the Company or such surviving entity outstanding immediately after such transaction, any outstanding options shall terminate upon the earliest of any such event, unless other provision is made therefor in the transaction.

Duration and Amendment of the 1998 Plan

         No option may be granted under the 1998 Plan after October 7, 2008. The Board of Directors may at any time terminate or amend the 1998 Plan; provided, however, that, without the approval of the Company's stockholders, no amendment may be made which would (a) except as a result of the anti-dilution adjustments described above, increase the maximum number of shares for which options may be granted under the 1998 Plan or increase the maximum number of shares covered by options that may be granted to an employee in any calendar year, (b) change the eligibility requirements for persons who may receive options under the 1998 Plan or (c) make any change for which applicable law requires stockholder approval. No termination or amendment may adversely affect the rights of an optionee with respect to an outstanding option without the optionee's consent.

Federal Income Tax Treatment

         The following is a general summary of the federal income tax consequences under current tax law of NQSOs and ISOs. It does not purport to cover all of the special rules, including the exercise of an option with previously-acquired shares, or the state or local income or other tax consequences inherent in the ownership and exercise of stock options and the ownership and disposition of the underlying shares.

         An optionee does not recognize taxable income for federal income tax purposes upon the grant of a NQSO or an ISO.

         Upon the exercise of a NQSO, the optionee recognizes ordinary income in an amount equal to the excess, if any, of the fair market value of the shares acquired on the date of exercise over the exercise price thereof, and the Company generally is entitled to a deduction for such amount at that time. If the optionee later sells shares acquired pursuant to the exercise of a NQSO, he or she recognizes long-term or short-term capital gain or loss, depending on the period for which the shares were held. Long-term capital gain is generally subject to more favorable tax treatment than ordinary income or short-term capital gain.

         Upon the exercise of an ISO, the optionee does not recognize taxable income. If the optionee disposes of the shares acquired pursuant to the exercise of an ISO more than two years after the date of grant and more than one year after the transfer of the shares to him or her, the optionee recognizes long-term capital gain or loss and the Company is not be entitled to a deduction. However, if the optionee disposes of such shares within the required holding period, all or a portion of the gain is treated as ordinary income and the Company generally is entitled to deduct such amount.

         In addition to the federal income tax consequences described above, an optionee may be subject to the alternative minimum tax, which is payable to the extent it exceeds the optionee's regular tax. For this purpose, upon the exercise of an ISO, the excess of the fair market value of the shares over the exercise price therefor is an adjustment which increases alternative minimum taxable income. In addition, the optionee's basis in such shares is increased by such excess for purposes of computing the gain or loss on the disposition of the shares for alternative minimum tax purposes. If an optionee is required to pay an alternative minimum tax, the amount of such tax which is attributable to deferral preferences (including the ISO adjustment) is allowed as a credit against the optionee's regular tax liability in subsequent years. To the extent the credit is not used, it is carried forward.

Options Proposed to be Granted Under the 1998 Plan

         The following table sets forth the number of shares underlying options that are proposed to be granted under the 1998 Plan in replacement of options which are presently outstanding under the 1983 Plan and 1986 Plan to (i) the Named Executive Officers, (ii) all current executive officers as a group and
(iii) all other employees, including current officers who are not executive officers, and consultants.


                                                                                  Number of Shares
Category of Optionee                                                         Underlying Options Granted
--------------------                                                         --------------------------
Timothy J. Roach..........................................................               230,000
Alfred J. Roach...........................................................               240,360
Dare P. Johnston..........................................................                50,000
James A. Roach............................................................                40,000
George S. Katsarakes......................................................                  --
Executive officers as a group (7 persons, including the
   Named Executive Officers) .............................................               611,360
Other employees and consultants as a group (48 persons)...................               328,341

         It is not intended that new options will be substituted for the existing options to purchase 105,000 shares of Common Stock held by the Company's five non-employee directors under the Company's 1994 Non-Employee Director Stock Option Plan (see "Executive Compensation - Remuneration of Directors").

         On October 14, 1998, the closing price of the Company's Common Stock on The Nasdaq Stock Market's National Market was $1.6875 per share.

Required Vote

         Approval of the proposed amendment to the 1998 Plan requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Meeting and entitled to vote on this proposal. The Board of Directors recommends a vote FOR approval of Proposal 2.


                                   PROPOSAL 3.

            APPROVAL OF ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK
             UPON CONVERSION OF SERIES C CONVERTIBLE PREFERRED STOCK

General

         On January 26, 1998, the Company completed a private placement of 5,000 shares of its newly-created Series C Convertible Preferred Stock (the "Series C Preferred Shares") and Warrants to purchase an aggregate of 200,000 shares of the Company's Common Stock (the "Warrants") to five investors (the "Investors") who are unaffiliated with the Company for an aggregate purchase price of $5,000,000. The net proceeds from the private placement, estimated at $4,550,000, are being used to purchase additional equipment and leasehold improvements to increase the Company's manufacturing capacity to support recently awarded contracts and for working capital.

         The Series C Preferred Shares are convertible, at the option of the holders thereof, into shares of the Company's Common Stock at a conversion price equal to the lower of (i) $7.08 per share of Common Stock (the "Fixed Conversion Price") or (ii) 95% of the average of the closing bid prices of the Company's Common Stock during the ten consecutive trading days immediately preceding the conversion date of the Series C Preferred Shares. Unless converted or redeemed prior thereto, the Series C Preferred Shares are to be automatically converted into Common Stock on January 26, 2003 (subject to possible delay in certain instances). The Company may also require conversion of the Series C Preferred Shares at any time on or after January 26, 2001, subject to the fulfillment of certain conditions. The Fixed Conversion Price and percentage set forth above are subject to reduction, subject to certain exceptions, based upon periods of time that sales of shares of Common Stock underlying the Series C Preferred Shares cannot be made under a registration statement which the Company has filed under the Securities Act of 1933, as amended, with the Securities and Exchange Commission and which is presently effective (the "Registration Statement"). The conversion price is also subject to anti-dilution adjustments under a formula in certain circumstances, including, with certain exceptions, (a) the issuances of Common Stock, or the issuance of securities which are exercisable into, exchangeable for or convertible into Common Stock, for a consideration (including amounts receivable upon such exercise, exchange or conversion) at below the then Fixed Conversion Price and (b) subdivisions or combination of the Company's Common Stock. The Company is subject to potential penalties in the event it fails to timely permit conversion of Series C Preferred Shares. The Company is not obligated to issue more than 1,520,000 shares of Common Stock upon conversion of Series C Preferred Shares (the "Exchange Cap") if the issuance of a larger number would breach the Company's obligations under rules and regulations of The Nasdaq Stock Market. If the Company cannot issue Common Stock for any reason, including by reason of the Exchange Cap, or fails to have sufficient shares registered under the Securities Act for resale, the Company is to issue as many shares of Common Stock as it is able to issue without violating any restriction and the holder of unconverted Series C Preferred Shares may, among other things, require the Company to redeem those Series C Preferred Shares which the Company is unable to convert at a redemption price per Series C Preferred Share equal to the greater of $1,150 or the closing bid price on the proposed conversion date of the Common Stock which would have otherwise been issued.

         The Series C Preferred Shares bear no dividends, have a liquidation preference of $1,150 per Series C Preferred Share and have no voting rights, except as required by the Delaware General Corporation Law and with respect to
(a) any changes which would amend, alter, change or repeal any of the powers, designations, preferences and rights of the Series C Preferred Shares and (b) any issuance of any additional Series C Preferred Shares. The Series C Preferred Shares are redeemable, prior to conversion, at the option of the holders thereof at a price equal to the higher of $1,150 or the then closing bid price of the underlying shares of the Company's Common Stock in the event of certain business combinations of the Company, the sale of substantially all of the Company's assets, a purchase, tender or exchange offer for more than 50% of the Company's Common Stock and, in certain other cases, including the failure of the Company to convert Series C Preferred Shares, to maintain the Registration Statement effective (except for specified periods of time) or to maintain the listing of the Common Stock on Nasdaq/NMS.

         The Warrants are exercisable until January 25, 2001 at a fixed exercise price equal to approximately $7.03 per share, subject to adjustment in the event of stock splits, dividends, combinations, reclassifications, recapitalizations or like capital adjustments.

Purpose of the Proposal

         The rules of Nasdaq require companies, the stocks of which are quoted thereon, to obtain stockholder approval prior to issuing, in a transaction other than in a public offering, a number of shares of common stock equal to 20% or more of its common stock or voting power outstanding before the issuance at a price less than the greater of the book or market value of the stock.

         The Company is seeking stockholder approval at the Meeting of a proposal to authorize the Company to issue, at its option, in addition to such 1,520,000 shares, all shares of Common Stock which the Company would be entitled to issue upon conversion of the Series C Preferred Shares (limited by the number of shares, in excess of outstanding shares and shares reserved for issuance, which the Company is authorized to issue under its Certificate of Incorporation) should the Exchange Cap be reached, thus enabling the Company to utilize its available cash for the intended purposes discussed above.

         Assuming conversion prices based upon the average of the closing bid prices of the Company's Common Stock during the ten consecutive trading days immediately preceding September 30, 1998, if the proposal is not adopted, the Company would be required to issue 1,497,970 shares of Common Stock (in addition to the 22,030 shares issued prior to September 30, 1998) and pay $2,080,452 to the Investors. Based upon the same assumption, if the proposal is adopted, the Company could (to the extent it elects to issue in excess of 1,520,000 shares of Common Stock) issue approximately 2,374,721 shares of Common Stock (in addition to the 22,030 shares issued prior to September 30,1998) and make no cash payments. The foregoing numbers will vary depending upon variations in the market price of the Company's Common Stock. While conversion, as opposed to redemption, of the Series C Preferred Shares will serve to preserve the Company's cash and net worth, the issuance of significant amounts of Common Stock could adversely affect the market price of the Company's Common Stock.

         A vote against the proposal by stockholders will not effect the rights of the Investors, who would, if the Company would otherwise be required to issue in excess of 1,520,000 shares, be able to require the Company to redeem Series C Preferred Shares otherwise convertible at a redemption price per Series C Preferred Shares equal to the greater of $1,150 or the closing bid price on the proposed conversion date of the Common Stock which would have otherwise been issued.

Required Vote

         The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Meeting and entitled to vote on this proposal is required to approve this proposal. The Board of Directors recommends a vote FOR approval of Proposal 3.

                                   PROPOSAL 4.

                          RATIFICATION OF SELECTION OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has selected the firm of Arthur Andersen LLP as the independent public accountants of the Company for the year ending June 25, 1999. Arthur Andersen LLP and its predecessor, Arthur

Andersen & Co., have acted for the Company in such capacity for the last twenty-five years. The Board proposes that the stockholders ratify such selection at the Meeting.

         Representatives of Arthur Andersen LLP are expected to be present at the Meeting and will be afforded the opportunity to make a statement if they so desire and to respond to appropriate questions.

Required Vote

         The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Meeting and entitled to vote on this proposal is required to approve this proposal. The Board of Directors recommends a vote FOR Proposal 4.

                                  MISCELLANEOUS

Stockholder Proposals

         From time to time stockholders may present proposals which may be proper subjects for inclusion in the proxy statement and form of proxy related to that meeting. In order to be considered, such proposals must be submitted in writing on a timely basis. Stockholder proposals intended to be included in the Company's proxy statement and form of proxy relating to the Company's 1999 Annual Meeting of Stockholders must be received by June 30, 1999. Any such proposals, as well as any questions relating thereto, should be directed to the Secretary of the Company, 1385 Akron Street, Copiague, New York 11726. As to any proposals intended to be presented by a stockholder without inclusion in the Management's proxy statement and form of proxy for the Company's next Annual Meeting, the proxies named in the Management's form of proxy for that meeting will be entitled to exercise discretionary authority on that proposal unless the Company receives notice of the matter on or before September 11, 1999. However, even if such notice is timely received, such proxies may nevertheless be entitled to exercise discretionary authority on that matter to the extent permitted by Securities and Exchange Commission regulations.

Annual Report on Form 10-K

         A copy of the Company's Annual Report on Form 10-K for the year ended June 26, 1998, which has been filed with the Securities and Exchange Commission, is also available, without charge, to stockholders who are interested in more detailed information about the Company. Requests for a copy of that report should be addressed to Ms. Virginia M. Hall, Vice President-Administration, 1385 Akron Street, Copiague, New York 11726, telephone number (516) 789-5000.

Solicitation of Proxies

         The cost of solicitation of Proxies, including the cost of reimbursing banks, brokers and other nominees for forwarding proxy solicitation material to the beneficial owners of shares held of record by them and seeking instructions from such beneficial owners, will be borne by the Company. Proxies may be solicited without extra compensation by certain officers, directors and regular employees of the Company by mail and, if determined to be necessary, by telephone, telecopy, telegraph or personal interview. The Company has retained W.F. Doring & Co., Inc., 150 Bay Street, Jersey City, New Jersey 07302 to aid in the solicitation of Proxies. For its services, W.F. Doring & Co., Inc. will receive a fee of $2,500 plus reimbursement for certain out-of-pocket expenses.

Other Matters

         The Board of Directors does not intend to bring before the Meeting any matter other than those specifically described above and knows of no matters other than the foregoing to come before the Meeting. If any other matters or motions properly come before the Meeting, it is the intention of the persons named in the accompanying Proxy to vote the Proxy in accordance with their judgment on such matter or motions, including any matters dealing with the conduct of the Meeting.

                                      By Order of the Board of Directors,


                                           /s/   Dorothy Roach,
                                              Secretary
October 26, 1998

                                                                       EXHIBIT A

                             1998 STOCK OPTION PLAN

                                       of

                              TII INDUSTRIES, INC.


1. PURPOSES OF THE PLAN. This stock option plan (the "Plan") is designed to provide an incentive to employees (including directors and officers who are employees) and directors of, and consultants to, TII INDUSTRIES, INC., a Delaware corporation (the "Company"), or any Parent or Subsidiary (as such terms are defined in Paragraph 19 hereof) of the Company, and to offer an additional inducement in obtaining the services of such persons. The Plan provides for the grant of "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and nonqualified stock options which do not qualify as ISOs ("NQSOs"). The Company makes no representation or warranty, express or implied, as to the qualification of any option as an "incentive stock option" under the Code.

               2. STOCK SUBJECT TO THE PLAN. Subject to the provisions of Paragraph 12 hereof, the aggregate number of shares of Common Stock, $.01 par value per share, of the Company ("Common Stock") for which options may be granted under the Plan shall not exceed 1,500,000. Such shares of Common Stock may consist either in whole or in part of authorized but unissued shares of Common Stock or shares of Common Stock held in the treasury of the Company. Subject to the provisions of Paragraph 13 hereof, any shares of Common Stock subject to an option which for any reason expires, is canceled or is terminated unexercised or which ceases for any reason to be exercisable, shall again become available for the granting of options under the Plan. The Company shall at all times during the term of the Plan reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of the Plan.

               3. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Board of Directors or a committee (the "Committee") of the Board of Directors of the Company (the "Board of Directors"), which Committee shall consist of not less than two (2) directors, each of whom shall be a non-employee director within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (as the same may be in effect and interpreted from time to time, "Rule 16b-3"). Unless otherwise provided in the By-laws of the Company or by resolution of the Board of Directors, a majority of the members of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, and any acts approved in writing by all of the members of the Committee without a meeting, shall be the acts of the Committee. Those administering the Plan are referred to herein as the "Administrators".

               Subject to the express provisions of the Plan, the Administrators shall have the authority, in their sole discretion, to determine: the employees, consultants and directors who shall be granted options; whether an option to be granted to a employee is to be in ISO or an NQSO (options to be granted to consultants and directors who are not employees shall be NQSOs); the times when an option shall be granted; the number of shares of Common Stock to be subject to each option; the term of each option; the date each option shall become exercisable; whether an option shall be exercisable in whole, in part or in installments and, if in installments, the number of shares of Common Stock to be subject to each installment, whether the installments shall be cumulative, the date each installment shall become exercisable and the term of each installment; whether to accelerate the date of exercise of any option or installment; whether shares of Common Stock may be issued upon the exercise of an option as partly paid and, if so, the dates when future installments of the exercise price shall become due and the amounts of such installments; the exercise price of each option; the form of payment of the exercise price; whether to restrict the sale or other disposition of the shares of Common Stock acquired upon the exercise of an option and, if so, whether and under what conditions to waive any such restriction; whether and under what conditions to subject all or a portion of the grant, the vesting or the exercise of an option or the shares acquired pursuant to the exercise of an option to the fulfillment of certain restrictions or contingencies as specified in the contract referred to in Paragraph 11 hereof (the "Contract"), including, without limitation, restrictions or contingencies relating to entering into a covenant not to compete with the Company, any of its Subsidiaries or a Parent (as such term is defined in Paragraph 19 hereof), to financial objectives for the Company, any of its Subsidiaries or a Parent, a division of any of the foregoing, a product line or other category, and/or to the period of continued employment of the optionee with the Company, any of its Subsidiaries or a Parent, and to determine whether such restrictions or contingencies have been met; whether an optionee is Disabled (as such term is defined in Paragraph 19 hereof); the amount, if any, necessary to satisfy the obligation of the Company, a Subsidiary or Parent to withhold taxes or other amounts; the fair market value of a share of Common Stock; to construe the respective Contracts and the Plan; with the consent of the optionee, to cancel or modify an option, provided that the modified provision is permitted to be included in an option granted under the Plan on the date of the modification, and provided, further, that in the case of a modification (within the meaning of Section 424(h) of the Code) of an ISO, such option as modified would be permitted to be granted on the date of such modification under the terms of the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to approve any provision of the Plan or any option granted under the Plan, or any amendment to either, which under Rule 16b-3 requires the approval of the Board of Directors, a committee of non-employee directors or the stockholders to be exempt (unless otherwise specifically provided herein); and to make all other determinations necessary or advisable for administering the Plan. Any controversy or claim arising out of or relating to the Plan, any option granted under the Plan or any Contract shall be determined unilaterally by the Administrators in their sole discretion. The determinations of the Administrators on the matters referred to in this Paragraph 3 shall be conclusive and binding on the parties thereto. No Administrator or former Administrator shall be liable for any action, failure to act or determination made in good faith with respect to the Plan or any option hereunder.

               4. ELIGIBILITY. The Administrators may from time to time, in their sole discretion, consistent with the purposes of the Plan, grant options to (a) employees (including officers and directors who are employees) of, (b) directors (who are not employees) of, and (c) consultants to, the Company or any Parent or Subsidiary of the Company. Such options granted shall cover such number of shares of Common Stock as the Administrators may determine, in their sole discretion, as set forth in the applicable Contract; provided, however, that the maximum number of shares subject to options that may be granted to any employee during any calendar year under the Plan (the "162(m) Maximum") shall be 100,000 shares; and provided, further, that the aggregate market value (determined at the time the option is granted in accordance with Paragraph 5 hereof) of the shares of Common Stock for which any eligible employee may be granted ISOs under the Plan or any other plan of the Company, or of a Parent or a Subsidiary of the Company, which are exercisable for the first time by such optionee during any calendar year shall not exceed $100,000. Such ISO limitation shall be applied by taking ISOs into account in the order in which they were granted. Any option granted in excess of such ISO limitation amount shall be treated as a NQSO to the extent of such excess.

               5. EXERCISE PRICE. The exercise price of the shares of Common Stock under each option shall be determined by the Administrators, in their sole discretion, as set forth in the applicable Contract; provided, however, that the exercise price of an ISO shall not be less than the fair market value of the Common Stock subject to such option on the date of grant; and provided, further, that if, at the time an ISO is granted, the optionee owns (or is deemed to own under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, of any of its Subsidiaries or of a Parent, the exercise price of such ISO shall not be less than 110% of the fair market value of the Common Stock subject to such ISO on the date of grant.

               The fair market value of a share of Common Stock on any day shall be (a) if actual sales price information is available with respect to the Common Stock, the average of the highest and lowest sales prices per share of Common Stock on such day, or (b) if such information is not available, the average of the highest bid and lowest asked prices per share of Common Stock on such day as reported by the market upon which the Common Stock is quoted, The Wall Street Journal, the National Quotation Bureau Incorporated or an independent dealer in the Common Stock, as determined by the Company; provided, however, that if clauses (a) and (b) of this Paragraph are all inapplicable, or if no trades have been made or no quotes are available for such day, the fair market value of the Common Stock shall be determined by the Board of Directors by any method consistent with applicable regulations adopted by the Treasury Department relating to stock options.

               6. TERM. The term of each option granted pursuant to the Plan shall be such term as is established by the Administrators, in their sole discretion, as set forth in the applicable Contract; provided, however, that the term of each ISO granted pursuant to the Plan shall be for a period not exceeding ten (10) years from the date of grant thereof; and provided, further, that if, at the time an ISO is granted, the optionee owns (or is deemed to own under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, any of its Subsidiaries or a Parent, the term of the ISO shall be for a period not exceeding five (5) years from the date of grant. Options shall be subject to earlier termination as hereinafter provided.

               7. EXERCISE. An option (or any part or installment thereof), to the extent then exercisable, shall be exercised by giving written notice to the Company at its principal office stating which option is being exercised, specifying the number of shares of Common Stock as to which such option is being exercised and accompanied by payment in full of the aggregate exercise price therefor (or the amount due on exercise if the applicable Contract permits installment payments) (a) in cash or by certified check or (b) if the applicable Contract permits, with previously acquired shares of Common Stock having an aggregate fair market value on the date of exercise (determined in accordance with Paragraph 5 hereof) equal to the aggregate exercise price of all options being exercised or a combination of cash, certified check or shares of Common Stock having such value. The Company shall not be required to issue any shares of Common Stock pursuant to any such option until all required payments, including payments for any required withholding amounts, have been made.

               The Administrators may, in their sole discretion (in the Contract or otherwise), permit payment of the exercise price of an option by delivery by the optionee of a properly executed notice, together with a copy of his irrevocable instructions to a broker acceptable to the Administrators to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay such exercise price. In connection therewith, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

               A person entitled to receive Common Stock upon the exercise of an option shall not have the rights of a stockholder with respect to such shares of Common Stock until the date of issuance of a stock certificate for such shares or, in the case of uncertificated shares, until the date an entry is made on the books of the Company's transfer agent representing such shares; provided, however, that until such stock certificate is issued or until such book entry is made, any optionee using previously acquired shares of Common Stock in payment of an option exercise price shall continue to have the rights of a stockholder with respect to such previously acquired shares.

               In no case may a fraction of a share of Common Stock be purchased or issued under the Plan.

               8. TERMINATION OF RELATIONSHIP. Except as may otherwise be expressly provided in the applicable Contract, any optionee whose relationship with the Company, its Subsidiaries and Parent as an employee, director or consultant has terminated for any reason (other than as a result of the death or Disability (as such term is defined in Paragraph 19 hereof) of the Optionee) may exercise such option, to the extent exercisable on the date of such termination, at any time within three months after the date of termination, but not thereafter and in no event after the date the option would otherwise have expired; provided, however, that if such relationship is terminated either (a) for Cause (as such term is defined in Paragraph 19 hereof), or (b) without the consent of the Company, such option shall terminate immediately. Except as may otherwise be expressly provided in the applicable Contract, options granted under the Plan to an employee, director or consultant shall not be affected by any change in the status of the optionee so long as the optionee continues to be an employee or director of, or a consultant to, the Company or any of its Subsidiaries or a Parent (regardless of having changed from one to the other or having been transferred from one corporation to another).

               For the purposes of the Plan, an employment relationship shall be deemed to exist between an individual and the Company, any of its Subsidiaries or a Parent if, at the time of the determination, the individual was an employee of such corporation for purposes of Section 422(a) of the Code. As a result, an individual on military, sick leave or other bona fide leave of absence shall continue to be considered an employee for purposes of the Plan during such leave if the period of the leave does not exceed 90 days or, if longer, so long as the individual's right to reemployment with the Company, any of its Subsidiaries or a Parent is guaranteed either by statute or by contract. If the period of leave exceeds 90 days and the individual's right to reemployment is not guaranteed by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.

               Notwithstanding the foregoing, except as may otherwise be expressly provided in the applicable Contract, options granted under the Plan shall not be affected by any change in the status of the optionee so long as the optionee continues to be an employee or director of, or a consultant to, the Company, any of its Subsidiaries or a Parent (regardless of having changed from one position to another or having been transferred from one entity to another).

               Nothing in the Plan or in any option granted under the Plan shall confer on any optionee any right to continue in the employ of, as a director of, or as a consultant to, the Company, any of its Subsidiaries or a Parent, or interfere in any way with any right of the Company, any of its Subsidiaries or a Parent to terminate the optionee's relationship at any time for any reason whatsoever without liability to the Company, any of its Subsidiaries or a Parent.

               9. DEATH OR DISABILITY OF AN OPTIONEE. Except as may otherwise be expressly provided in the applicable Contract, if an individual optionee dies
(a) while he is an employee or director of, or a consultant to, the Company, any of its Subsidiaries or a Parent, (b) within three months after the termination of such relationship (unless such termination was for Cause or without the consent of the Company or such Subsidiary or Parent) or (c) within one year following the termination of such relationship by reason of Disability, the optionee's option may be exercised, to the extent exercisable on the date of the optionee's death, by the optionee's Legal Representative (as defined in Paragraph 19) at any time within one year after death, but not thereafter and in no event after the date the option would otherwise have expired.

               Except as may otherwise be expressly provided in the applicable Contract, any optionee whose relationship as an employee or director of, or a consultant to, the Company, any of its Subsidiaries or a Parent has terminated by reason of Disability (without continuing in another such capacity) may exercise the optionee's option, to the extent exercisable upon the effective date of such termination, at any time within one year after such date, but not thereafter and in no event after the date the option would otherwise have expired.

               10. COMPLIANCE WITH SECURITIES LAWS. It is a condition to the exercise of any option that either (a) a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Common Stock to be issued upon such exercise shall be effective and current at the time of exercise or (b) there is an exemption from registration under the Securities Act for the issuance of the shares of Common Stock upon such exercise. Nothing herein shall be construed as requiring the Company to register shares subject to any option under the Securities Act or to keep any Registration Statement effective or current.

               The Administrators may require, in their sole discretion, as a condition to the receipt of an option or the exercise of any option that the optionee execute and deliver to the Company such representations and warranties, in form, substance and scope satisfactory to the Administrators, as the Administrators determine are necessary or appropriate to facilitate the perfection of an exemption from the registration requirements of the Securities Act, applicable state securities laws or other legal requirement, including, without limitation, that (a) the shares of Common Stock to be issued upon the exercise of the option are being acquired by the optionee for the optionee's own account, for investment only and not with a view to the resale or distribution thereof, and (b) any subsequent resale or distribution of shares of Common Stock by such optionee will be made only pursuant to (i) a Registration Statement under the Securities Act which is effective and current with respect to the shares of Common Stock being sold, or (ii) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption, the optionee shall, prior to any offer of sale or sale of such shares of Common Stock, provide the Company with a favorable written opinion of counsel satisfactory to the Company, in form, substance and scope satisfactory to the Company, as to the applicability of such exemption to the proposed sale or distribution.

               In addition, if at any time the Administrators shall determine, in their sole discretion, that the listing or qualification of the shares of Common Stock subject to any option on any securities exchange, Nasdaq or under any applicable law, or the consent or approval of any governmental agency or regulatory body, is necessary or desirable as a condition to, or in connection with, the granting of an option or the issuing of shares of Common Stock upon the exercise thereof, such option may not be granted and such option may not be exercised in whole or in part unless such listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Administrators.

               11. CONTRACTS. Each option shall be evidenced by an appropriate Contract which shall be duly executed by the Company and the optionee, which Contract shall contain such terms, provisions and conditions not inconsistent herewith as may be determined by the Administrators. The terms of each option and Contract need not be identical.

               12. ADJUSTMENTS UPON CHANGES IN COMMON STOCK. Notwithstanding any other provision of the Plan, in the event of a stock dividend, split-up, combination , reclassification, recapitalization, merger in which the Company is the surviving corporation, spin-off or exchange of shares or the like which results in a change in the number or kind of shares of Common Stock which is outstanding immediately prior to such event, the aggregate number and kind of shares subject to the Plan, the aggregate number and kind of shares subject to each outstanding option and the exercise price thereof, and the 162(m) Maximum shall be appropriately adjusted by the Board of Directors, whose determination shall be conclusive and binding on all parties thereto. Such adjustment may provide for the elimination of fractional shares which might otherwise be subject to options without payment therefor.

               In the event of (a) the liquidation or dissolution of the Company, or (b) a transaction (or series of related transactions) that is approved by a majority of the Company's Board of Directors who were elected by stockholders prior to the first of such transactions (including, without limitation, a merger, consolidation, sale of stock by the Company or its stockholders, tender offer or sale of assets) in which the voting power (in the election of directors generally) of the Company's voting securities outstanding immediately prior to such transaction(s) cease to represent (which representation may be by voting securities of the Company remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting power (in the election of directors generally) of the Company or such surviving entity outstanding immediately after such transaction(s), then all outstanding options shall terminate upon the earliest of any such event, unless other provision is made therefor in the transaction.

               13. AMENDMENTS AND TERMINATION OF THE PLAN. The Plan was adopted by the Board of Directors on October 8, 1998. No ISO may be granted under the Plan after October 7, 2007. The Board of Directors, without further approval of the Company's stockholders, may at any time suspend or terminate the Plan, in whole or in part, or amend it from time to time in such respects as it may deem advisable, including, without limitation, in order that ISOs granted hereunder meet the requirements for "incentive stock options" under the Code, or to comply with the provisions of Rule 16b-3, Section 162(m) of the Code or any change in applicable law, regulations, rulings or interpretations of administrative agencies; provided, however, that no amendment shall be effective without the requisite prior or subsequent stockholder approval which would (a) except as contemplated in Paragraph 12 hereof, increase the maximum number of shares of Common Stock for which options may be granted under the Plan or the 162(m) Maximum, (b) change the eligibility requirements to receive options hereunder or (c) make any change for which applicable law requires stockholder approval. No termination, suspension or amendment of the Plan shall, without the consent of the optionee, adversely affect the optionee's rights under any option granted under the Plan. The power of the Administrators to construe and administer any option granted under the Plan prior to the termination or suspension of the Plan nevertheless shall continue after such termination or during such suspension.

               14. NON-TRANSFERABILITY. No option granted under the Plan shall be transferable otherwise than by will or the laws of descent and distribution, and options may be exercised, during the lifetime of the optionee, only by the optionee or his Legal Representatives. Except to the extent provided in the immediately preceding sentence, options may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process, and any such attempted assignment, transfer, pledge, hypothecation or disposition shall be null and void ab initio and of no force or effect.

               15. WITHHOLDING TAXES. The Company, a Subsidiary or Parent may withhold (a) cash or (b) with the consent of the Administrators (in the Contract or otherwise), shares of Common Stock to be issued upon exercise of an option having an aggregate fair market value on the relevant date (determined in accordance with Paragraph 5 hereof) or a combination of cash and shares, in an amount equal to the amount which the Administrators determine is necessary to satisfy the obligation of the Company, a Subsidiary or Parent to withhold Federal, state and local income taxes or other amounts incurred by reason of the grant, vesting, exercise or disposition of an option, or the disposition of the underlying shares of Common Stock. Alternatively, the Company, a Subsidiary or Parent may require the holder to pay to it such amount, in cash, promptly upon demand.

               16. LEGENDS; PAYMENT OF EXPENSES. The Company may endorse such legend or legends upon the certificates for shares of Common Stock issued upon exercise of an option under the Plan and may issue such "stop transfer" instructions to its transfer agent in respect of such shares as it determines, in its discretion, to be necessary or appropriate to (a) prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act and any applicable state securities laws, (b) implement the provisions of the Plan or any agreement between the Company and the optionee with respect to such shares of Common Stock or (c) permit the Company to determine the occurrence of a "disqualifying disposition," as described in Section 421(b) of the Code, of the shares of Common Stock issued or transferred upon the exercise of an ISO granted under the Plan.

               The Company shall pay all issuance taxes with respect to the issuance of shares of Common Stock upon the exercise of an option granted under the Plan, as well as all fees and expenses incurred by the Company in connection with such issuance.

               17. USE OF PROCEEDS. The cash proceeds received upon the exercise of an option under the Plan shall be added to the general funds of the Company and used for such corporate purposes as the Board of Directors may determine, in its discretion.

               18. SUBSTITUTIONS AND ASSUMPTIONS OF OPTIONS OF CERTAIN CONSTITUENT CORPORATIONS. Anything in this Plan to the contrary notwithstanding, the Board of Directors may, without further approval by the Company's stockholders, substitute new options for prior options of a Constituent Corporation (as such term is defined in Paragraph 19 thereof) or assume the prior options of such Constituent Corporation.

               19. DEFINITIONS. For purposes of the Plan, the following terms shall be defined as set forth below:

                       (a) "Cause" shall mean (i) in the case of an employee or consultant, if there is a written employment or consulting agreement between the optionee and the Company, any of its

Subsidiaries or a Parent which defines termination of such relationship for cause, cause as defined in such agreement, and (ii) in all other cases, cause within the meaning of applicable state law.

                       (b) "Constituent Corporation" shall mean any corporation which engages with the Company, any of its Subsidiaries or a Parent in a transaction to which Section 424(a) of the Code applies (or would apply if the option assumed or substituted were an ISO), or any Parent or any Subsidiary of such corporation.

                       (c)  "Disability"   shall  mean  a  permanent  and  total
disability within the meaning of Section 22(e)(3) of the Code.

                       (d) "Legal Representative" shall mean the executor, administrator or other person who at the time is entitled by law to exercise the rights of a deceased or incapacitated optionee with respect to an option granted under the Plan.

                       (e) "Parent" shall have the same definition as "parent corporation" in Section 424(e) of the Code.

                       (f) "Subsidiary" shall have the same definition as "subsidiary corporation" in Section 424(f) of the Code.

               20. GOVERNING LAW; CONSTRUCTION. The Plan, the options and Contracts hereunder and all related matters shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflict of law provisions.

               Neither the Plan nor any Contract shall be construed or interpreted with any presumption against the Company by reason of the Company causing the Plan or Contract to be drafted. Whenever from the context it appears appropriate, any term stated in either the singular or plural shall include the singular and plural, and any term stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter.

               21. PARTIAL INVALIDITY. The invalidity, illegality or unenforceability of any provision in the Plan, any option or Contract shall not affect the validity, legality or enforceability of any other provision, all of which shall be valid, legal and enforceable to the fullest extent permitted by applicable law.

               22. STOCKHOLDER APPROVAL. The Plan shall be subject to approval by a majority of the votes present in person or by proxy and entitled to vote thereon at the next duly held meeting of the Company's stockholders at which a quorum is present. No options granted hereunder may be exercised prior to such approval; provided, however, that the date of grant of any option shall be determined as if the Plan had not been subject to such approval. Notwithstanding the foregoing, if the Plan is not approved by a vote of the stockholders of the Company on or before October 7, 1999, the Plan and any options granted hereunder shall terminate.

PROXY                      TII INDUSTRIES, INC.                      PROXY

           Proxy for Annual Meeting of Stockholders - December 8, 1998 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints, as proxies for the undersigned, TIMOTHY J. ROACH and VIRGINIA M. HALL, or either of them, with full power of substitution, to vote all shares of the capital stock of TII Industries, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on Wednesday, December 8, 1998, at 4:00 p.m., New York time, at the Huntington Hilton, 598 Broad Hollow Road, Melville, New York, receipt of Notice of which meeting and the Proxy Statement accompanying the same being hereby acknowledged by the undersigned, and at any adjournments or postponements thereof, upon the matters described in the Notice of Meeting and Proxy Statement and upon such other business as may properly come before the meeting or any adjournments or postponements thereof, hereby revoking any proxies heretofore given.

         EACH PROPERLY EXECUTED PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ON THE REVERSE SIDE HEREOF. WHERE NO DIRECTION TO VOTE ON A SPECIFIC MATTER IS GIVEN, THE PROXIES WILL BE DEEMED AUTHORIZED TO VOTE FOR EACH LISTED NOMINEE TO SERVE AS A DIRECTOR AND FOR PROPOSALS 2, 3 AND 4.


               PLEASE SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.
                  (Continued and to be signed on reverse side)

                              TII INDUSTRIES, INC.
    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. |_|

A vote FOR each nominee and FOR proposals 2, 3 and 4 is recommended by the Board of Directors.


1.     ELECTION OF DIRECTORS -                                      For            Withhold           For All
       Nominees:   C. Bruce Barksdale, Dr. Joseph C.                All               All             Except
                   Hogan, William G. Sharwell                       |_|               |_|               |_|

       (Except Nominee(s) written above)





                                                                    FOR             AGAINST           ABSTAIN
2.     To approve to the Company's 1998 Stock Option                |_|               |_|               |_|
       Plan.

3.     To approve the issuance of additional shares of              |_|               |_|               |_|
       Common Stock upon conversion of the
       Company's Series C Convertible Preferred Stock.

4. To ratify the selection of Arthur Andersen LLP as |_| |_| |_| independent public accountants for the Company.


                                                           Dated ________ , 1998

                                        Signature(s) ___________________________
                                        ________________________________________
                                        NOTE:  Please  sign  your  name or names
                                        exactly as set forth hereon.  If signing
                                        as  attorney,  executor,  administrator,
                                        trustee or guardian, please indicate the
                                        capacity   in  which  you  are   acting.
                                        Proxies executed by corporations should be signed by a duly authorized officer and should bear the corporate seal.


--------------------------------------------------------------------------------
                            o FOLD AND DETACH HERE o
                             YOUR VOTE IS IMPORTANT.
 PLEASE SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.